SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 March 10, 1998
--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                            R&G Financial Corporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


      Puerto Rico                       0-21137                  66-0532217
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)



280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico             00918
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (787) 758-2424
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

                        Exhibit Index appears on page 4.

Item 5.  Other Events

         On March 10, 1998, R&G Financial Corporation ("RGFC"), a Puerto Rico corporation, R&G Premier Bank of Puerto Rico ("Premier"), a Puerto Rico-chartered commercial bank and wholly-owned subsidiary of RGFC, and Fajardo Federal Savings Bank ("Fajardo"), a federally-chartered savings bank headquartered in Fajardo, Puerto Rico, entered into an Agreement of Merger (the "Agreement") (including a Plan of Merger) which sets forth the terms and conditions under which Fajardo will merge with and into Premier (the "Merger"). Premier shall be the surviving corporation of the Merger, and shall continue to operate as a wholly-owned subsidiary of RGFC under the name "R&G Premier Bank of Puerto Rico." Upon consummation of the Merger, the separate corporate existence of Fajardo shall terminate.

         The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, adjustments, limitations and procedures set forth in the Agreement, each share of common stock of Fajardo, par value $1.00 per share ("Fajardo Common Stock"), issued and outstanding at the Effective Time (as defined in the Agreement) (other than (i) shares owned by Fajardo (including treasury shares) or RGFC which shares will be cancelled and retired and (ii) shares the holder of which pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, as to which shares such holder shall have only the rights provided in any such law) will be converted into the right to receive, at the election of the holder thereof (i) $37.80 in cash (the "Cash Consideration") or (ii) the number of shares of Class B Common Stock, par value $.01 per share, of RGFC ("RGFC Class B Shares") which is equal to (A) if the average of the mean between the closing high bid and low asked prices of a share of RGFC Class B Shares, as reported on the Nasdaq Stock Market, for the 10 consecutive trading days ending five days immediately preceding the Closing (as defined in the Agreement)(the "RGFC Average Market Value") is equal to or less than $30.50 but equal to or greater than $24.00, 1.40 shares (B) if the RGFC Average Market Value is greater than $30.50, the quotient determined by dividing
(x) $42.70 by (y) such RGFC Average Market Value or (C) if the RGFC Average Market Value is less than $24.00, the quotient determined by dividing (x) $32.91 by (y) such RGFC Average Market Value, subject to an overall requirement that the aggregate Cash Consideration to be paid in the Merger shall not exceed $1,182,633.

         Consummation of the Merger is subject to the approval of the Fajardo shareholders and the receipt of all required regulatory approvals, as well as other customary conditions.

         In connection with the Agreement, RGFC and Fajardo entered into an Option Agreement, dated March 10, 1998 (the "Option Agreement"), pursuant to which Fajardo granted to RGFC an option to purchase, under certain limited circumstances, up to 52,116 shares of Fajardo Common Stock (representing 24.9% of the outstanding shares of Fajardo Common Stock on a pro forma basis) at a price of $16.54 per share. The Option

Agreement was entered into by Fajardo as a condition to RGFC's willingness to enter into the Agreement.

         Also in connection with the Agreement, the directors of Fajardo entered into a Stockholder Agreement with RGFC, dated March 10, 1998 (the "Stockholder Agreement"), pursuant to which each such person agreed in his personal capacity to vote shares of Fajardo Common Stock beneficially owned by him ("Stockholders' Shares") in favor of the Agreement at the meeting of Fajardo shareholders called for the purpose of considering the Agreement. Such persons have also agreed not to sell, pledge, transfer or otherwise dispose of the Stockholders' Shares, and certain other conditions.

         The Agreement (including the Plan of Merger, Option Agreement and Stockholder Agreement, each of which is attached to the Agreement as an Exhibit thereto) is attached as an exhibit to this report and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The following exhibits are filed with this report:


Exhibit Number                                        Description
--------------                                        -----------


2.0 Agreement of Merger, dated as of March 10, 1998, by and among RGFC, Premier and
                                             Fajardo

10.1                                         Plan of Merger, dated as of
                                             March 10, 1998, between
                                             Premier and Fajardo (attached
                                             as Exhibit A to the Agreement,
                                             which is attached hereto as
                                             Exhibit 2.0)

10.2 Option Agreement, dated as of March 10, 1998, between RGFC and Fajardo (attached as
                                             Exhibit B to the Agreement,
                                             which is attached hereto as
                                             Exhibit 2.0)

10.3                                         Stockholder Agreement, dated
                                             as of March 10, 1998, between
                                             the directors of Fajardo and
                                             RGFC (attached as Exhibit C to
                                             the Agreement, which is
                                             attached hereto as Exhibit 2.0)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            R&G FINANCIAL CORPORATION



Date:  March 19, 1998                 By:  /s/ Victor J. Galan
                                           --------------------
                                           Victor J. Galan
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit Number                                               Description
--------------                                               -----------



2.0 Agreement of Merger, dated as of March 10, 1998, by and among RGFC, Premier and
                                             Fajardo

10.1                                         Plan of Merger, dated as of
                                             March 10, 1998, between
                                             Premier and Fajardo (attached
                                             as Exhibit A to the Agreement,
                                             which is attached hereto as
                                             Exhibit 2.0)

10.2 Option Agreement, dated as of March 10, 1998, between RGFC and Fajardo (attached as
                                             Exhibit B to the Agreement,
                                             which is attached hereto as
                                             Exhibit 2.0)

10.3                                         Stockholder Agreement, dated
                                             as of March 10, 1998, between
                                             the directors of Fajardo and
                                             RGFC (attached as Exhibit C to
                                             the Agreement, which is
                                             attached hereto as Exhibit 2.0)

                               AGREEMENT OF MERGER

                                      among

                           R&G FINANCIAL CORPORATION,

                         R-G PREMIER BANK OF PUERTO RICO

                                       and

                          FAJARDO FEDERAL SAVINGS BANK

                           dated as of March 10, 1998

                               AGREEMENT OF MERGER
                                TABLE OF CONTENTS

                                                                         Page

ARTICLE I            DEFINITIONS........................................    1

ARTICLE II           THE MERGER.........................................    5

         2.1         The Merger.........................................    5
         2.2         Effective Time; Closing............................    6
         2.3         Conversion of Shares ..............................    6
         2.4         Elections..........................................    7
         2.5         Allocation of Merger Consideration.................    8
         2.6         Exchange Procedures................................    9
         2.7         No Fractional Shares...............................   11
         2.8         Withholding Rights.................................   11
         2.9         Dissenting Shares..................................   11
         2.10        Additional Actions.................................   12


ARTICLE III          REPRESENTATIONS AND WARRANTIES OF FAJARDO..........   12

         3.1         Capital Structure..................................   12
         3.2         Organization, Standing and Authority of Fajardo....   13
         3.3         No Fajardo Subsidiaries............................   13
         3.4         [Reserved].........................................   13
         3.5         Authorized and Effective Agreement.................   13
         3.6         Documents and Regulatory Reports...................   14
         3.7         Financial Statements...............................   15
         3.8         Material Adverse Change............................   15
         3.9         Environmental Matters..............................   16
         3.10        Allowance for Loan Losses, Real Estate Owned
                     and Other Repossessed Assets.......................   16
         3.11        Tax Matters........................................   16
         3.12        Legal Proceedings..................................   17
         3.13        Compliance with Laws...............................   18
         3.14        Deposit Insurance and Other Regulatory Matters.....   18
         3.15        Certain Information................................   18
         3.16        Employee Benefit Plans.............................   19
         3.17        Certain Contracts..................................   19
         3.18        Brokers and Finders................................   20
         3.19        Insurance..........................................   20
         3.20        Properties.........................................   20

         3.21        Labor................................................. 21
         3.22        Transactions with Affiliated Persons and Affiliates... 21
         3.23        Required Vote......................................... 21
         3.24        Disclosures........................................... 21

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF RGFC
                       AND PREMIER......................................... 22

         4.1         Capital Structure of RGFC............................. 22
         4.2         Organization, Standing and Authority of RGFC.......... 22
         4.3         Ownership of Premier
                      and Mortgage......................................... 22
         4.4         Organization, Standing and Authority of the Bank and
                      Mortgage............................................. 23
         4.5         Authorized and Effective Agreement.................... 23
         4.6         Securities Documents and Regulatory Reports........... 24
         4.7         Financial Statements.................................. 25
         4.8         Material Adverse Change............................... 25
         4.9         Environmental Matters................................. 26
         4.10        Allowance for Loan Losses and Real Estate Owned....... 26
         4.11        Tax Matters........................................... 27
         4.12        Legal Proceedings..................................... 27
         4.13        Compliance with Laws.................................. 28
         4.14        Deposit Insurance and Other Regulatory Matters........ 28
         4.15        Certain Information................................... 29
         4.16        Employee Benefit Plans................................ 29
         4.17        Certain Contracts..................................... 30
         4.18        Brokers and Finders................................... 31
         4.19        Insurance............................................. 31
         4.20        Properties............................................ 31
         4.21        Labor................................................. 32
         4.22        Transactions with Affiliated Persons and Affiliates .. 32
         4.23        Disclosures........................................... 32

ARTICLE V            COVENANTS............................................. 32

         5.1         Reasonable Best Efforts............................... 32
         5.2         Shareholder Meeting................................... 33
         5.3         Regulatory Matters.................................... 33
         5.4         Investigation and Confidentiality..................... 34
         5.5         Press Releases........................................ 35
         5.6         Business of the Parties............................... 35
         5.7         Current Information................................... 38
         5.8         Indemnification; Insurance............................ 38
         5.9         Directors, Officers and Employees..................... 39

         5.10        Certain Policies; Integration..........................40
         5.11        Restrictions on Resale.................................41
         5.12        Disclosure Supplements.................................41
         5.13        Failure to Fulfill Conditions..........................41

ARTICLE VI           CONDITIONS PRECEDENT...................................41

         6.1         Conditions Precedent - RGFC, Premier
                       and Fajardo..........................................41
         6.2         Conditions Precedent - Fajardo.........................43
         6.3         Conditions Precedent - RGFC and Premier................44

ARTICLE VII          TERMINATION, WAIVER AND AMENDMENT......................45

         7.1         Termination............................................45
         7.2         Effect of Termination..................................46
         7.3         Survival of Representations, Warranties and Covenants..46
         7.4         Waiver.................................................46
         7.5         Amendment or Supplement................................47

ARTICLE VIII MISCELLANEOUS..................................................47

         8.1         Expenses...............................................47
         8.2         Entire Agreement.......................................47
         8.3         No Assignment..........................................48
         8.4         Notices................................................48
         8.5         Alternative Structure..................................49
         8.6         Interpretation.........................................49
         8.7         Counterparts...........................................50
         8.8         Governing Law..........................................50
         8.9         Agreement with Respect to Infusion of Capital by
                       Fajardo's Directors..................................50


Exhibit A            Form of Plan of Merger between R&G Premier Bank
                       of Puerto Rico and Fajardo
Exhibit B            Form of Fajardo Stock Option Agreement
Exhibit C            Form of Fajardo Stockholder Agreement
Exhibit D            Form of Company Affiliate Letter

                               AGREEMENT OF MERGER


          Agreement of Merger (the "Agreement"), dated as of March 10, 1998, by and among R&G Financial Corporation (the "RGFC"), a Puerto Rico corporation, R-G Premier Bank of Puerto Rico ("Premier"), a Puerto Rico-chartered commercial bank and wholly-owned subsidiary of RGFC, and Fajardo Federal Savings Bank ("Fajardo"), a federally-chartered savings bank.

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of RGFC, Premier and Fajardo have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of Fajardo with and into Premier, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to RGFC's willingness to enter into the Agreement, (i) Fajardo intends to enter into the Option Agreement with RGFC as of the date hereof (the "Fajardo Stock Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which Fajardo intends to grant to RGFC the option to purchase shares of Fajardo Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of Fajardo intend to enter into a Stockholder Agreement with RGFC (the "Fajardo Stockholder Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, such stockholders will agree to vote their shares of Fajardo Common Stock in favor of this Agreement and the transactions contemplated hereby; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Bank Merger Agreement" shall have the meaning set forth in Section 2.1 hereof.

         "Class A Shares" shall mean the class of RGFC Common Stock, all of which is owned by the RGFC Chairman of the Board and Chief Executive Officer.

         "Class B Shares" shall mean the class of RGFC Common Stock which is registered under the Exchange Act.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Commissioner" shall mean the Commissioner of Financial Institutions of Puerto Rico or any successor thereto.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fajardo Common Stock" shall mean the common stock, par value $1.00 per share, of Fajardo.

         "Fajardo Dissenting Shares" shall have the meaning set forth in Section
2.9 hereof.

         "Fajardo Financial Statements" shall mean (i) the audited statements of financial condition (including related notes and schedules, if any) of Fajardo as of September 30, 1997 and 1996 and the statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of Fajardo for each of the three years ended September 30, 1997, 1996 and 1995, and (ii) the statements of financial condition of Fajardo (including related notes and schedules, if any) and the statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of Fajardo with respect to the quarterly and annual periods ended subsequent to September 30, 1997.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by RGFC in connection with the issuance of shares of RGFC Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

         "FRB" shall mean the Board of Governors of the Federal Reserve System.

         "Governmental Entity" shall mean any federal, state or Puerto Rico court, administrative agency or commission or other governmental authority or instrumentality.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of Fajardo with and into Premier pursuant to the terms hereof.

         "Merger Consideration" shall mean the consideration for the Fajardo Common Stock, defined in Section 2.3(c).

         "Mortgage" shall mean R&G Mortgage Corp., a wholly-owned mortgage banking subsidiary of RGFC.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.12 hereof.

         "Proxy Statement" shall mean the joint prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of Fajardo in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Puerto Rico Banking Law" means the Banking Act of the Commonwealth of Puerto Rico.

         "Puerto Rico Corporate Law" means the 1995 General Corporation Law of the Commonwealth of Puerto Rico.

         "Puerto Rico Tax Code" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended.

         "RGFC Average Market Value" shall have the meaning set forth in Section 2.3.

         "RGFC Common Stock" shall mean the common stock, par value $.01 per share, of RGFC, which is comprised of Class A Shares and Class B Shares.

         "RGFC Employee Plans" shall have the meaning set forth in Section 4.16(a) hereof.

         "RGFC  Employee  Stock  Benefit  Plan" shall mean the 1996 Stock Option
Plan.

         "RGFC Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of RGFC as of December 31, 1997 and 1996 and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of RGFC for each of the three years ended December 31, 1996, 1995 and 1994 as filed by RGFC in its Securities Documents, and (ii) the consolidated statements of financial condition of RGFC (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of RGFC included in the Securities Documents filed by RGFC with respect to the quarterly and annual periods ended subsequent to December 31, 1996.

         "RGFC Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of RGFC.

         "Real Estate Owned" shall mean real estate acquired by foreclosure or by deed-in-lieu of foreclosure, real estate in judgment and subject to redemption and in-substance foreclosures under generally accepted accounting principles.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests in the entity.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated pursuant to such laws.

         "Subsidiary" shall mean any corporation, bank, savings association, partnership, joint venture or other organization more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by an entity.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                                   ARTICLE II
                                   THE MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), Fajardo shall be merged with and into Premier (the "Merger") in accordance with the Plan of Merger between Premier and Fajardo, the form of which is attached as Exhibit A hereto (the "Bank Merger Agreement") and applicable provisions of the Puerto Rico Banking Law. Premier shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of Commonwealth of Puerto Rico. The name of the Surviving Corporation shall continue to be "R&G Premier Bank of Puerto Rico" and the Surviving Corporation will continue to operate as a wholly-owned subsidiary of RGFC. Upon consummation of the Merger, the separate corporate existence of Fajardo shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 15 of the Puerto Rico Banking Law.

         (c) The Articles of Incorporation and Bylaws of Premier, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving

Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) Upon consummation of the Merger, (i) the directors of RGFC shall consist of all of the directors of RGFC immediately prior to the Effective Time and (ii) the executive officers of RGFC shall be the executive officers of RGFC immediately prior to the Effective Time.

         (e) Upon consummation of the Merger (i) the directors of Premier shall consist of all of the directors of Premier immediately prior to the Effective Time and (ii) the executive officers of Premier shall be the executive officers of Premier immediately prior to the Effective Time. Directors and officers of Premier shall serve for such terms as are specified in the Bank Merger Agreement and the Articles of Incorporation and Bylaws of Premier.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of the Bank Merger Agreement with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico Banking Law, (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of RGFC in San Juan, Puerto Rico, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to RGFC and Fajardo the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3      Conversion of Shares

         At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Fajardo Common Stock:

         (a) Each share of RGFC Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

         (b) All shares of Fajardo Common Stock owned by Fajardo (including treasury shares) or RGFC shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for the Merger Consideration.

         (c) RGFC and Fajardo have agreed that to the extent the RGFC Average Market Value (defined below) is equal to $27.00, RGFC will pay $5,914,000 in consideration for all of the issued and outstanding shares of Fajardo Common Stock. Consequently, subject to Sections 2.5, 2.7 and 2.9, each share of Fajardo Common Stock issued and outstanding at the Effective Time

(other than shares to be cancelled in accordance with Section 2.3(b)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, at the election of the holder thereof (i) $37.80 in cash (the "Cash Consideration") or (ii) the number of shares of RGFC Class B Shares which is equal to (A) if the RGFC Average Market Value is equal to or less than $30.50 but equal to or greater than $24.00, 1.40 shares, (B) if the RGFC Average Market Value is greater than $30.50, the quotient determined by dividing (x) $42.70 by (y) such RGFC Average Market Value or (C) if the RGFC Average Market Value is less than $24.00, the quotient determined by dividing (x) $32.91 by (y) such RGFC Average Market Value (the "Stock Consideration") (collectively, the "Merger Consideration").

                  (x) If,  between the date of this  Agreement and the Effective
         Time, the outstanding shares of RGFC Class B Shares shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Stock Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

                  (y) As used in this Section 2.3, "RGFC Average Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of RGFC Class B Shares, as reported on the Nasdaq Stock Market (the "Nasdaq"), for the 10 consecutive trading days ending five days immediately preceding the Closing.

         (d) Each share of common stock of Premier that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

2.4      Elections

         (a) Subject to the allocation procedures set forth in Section 2.5, each holder of Fajardo Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of Fajardo Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's Fajardo Common Stock ("Stock Election Shares"),
(ii) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's Fajardo Common Stock ("Cash Election Shares") or (iii) make no election (a "No-Election") with respect to such holder's Fajardo Common Stock ("No-Election Shares"). Any dissenting shares pursuant to Section 2.9 shall be deemed to be Cash Election Shares. Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of Fajardo Common Stock a Fajardo stockholder elects to convert must equal or exceed 100 shares.

         (b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Closing to each holder of record of Fajardo Common Stock as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (i) Stock Election, (ii) Cash Election or (iii) No-Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by RGFC (the "Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all shares of Fajardo Common Stock covered thereby. Any shares of Fajardo Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to and receipt by the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         (c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as RGFC and Fajardo shall mutually agree upon.

2.5      Allocation of Merger Consideration

         (a) Notwithstanding anything in this Agreement to the contrary, the aggregate Cash Consideration to be paid in the Merger shall not exceed $1,182,633 (the "Aggregate Cash Consideration").

         (b) If the number of Cash Election Shares times the Cash Consideration per share is equal to or less than the Aggregate Cash Consideration, then:

                  (1) all Cash Election Shares (subject to Section 2.9 with respect to Fajardo Common Stock) will be converted into the right to receive cash; and

                  (2) the No Election Shares and the Stock Election Shares will be converted into the right to receive RGFC Class B Shares.

         (c) If the number of Cash Election Shares times the Cash Consideration per share is greater than the Aggregate Cash Consideration, then:

                  (1) all Stock Election Shares and No Election Shares will be converted into the right to receive RGFC Class B Shares;

                  (2) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares (excluding any Fajardo Dissenting Shares) ("Reallocated RGFC Shares") such that the number of remaining Cash Election Shares (including Fajardo Dissenting Shares) times the Cash Consideration per share equals the Aggregate Cash Consideration, and all Reallocated RGFC Shares shall be converted into the right to receive RGFC Class B Shares; and

                  (3) the Cash Election Shares (subject to Section 2.9 with respect to Fajardo Dissenting Shares) which are not Reallocated RGFC Shares will be converted into the right to receive cash.

         (d) In the  event  that the  Exchange  Agent is  required  pursuant  to
Section 2.5(c)(2) to designate from among all holders of Cash Election Shares the Reallocated RGFC Shares to receive RGFC Class B Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated RGFC Shares.

2.6      Exchange Procedures

         (a) At and after the Effective Time, each certificate previously representing shares of Fajardo Common Stock shall represent only the right to receive the Merger Consideration (the "Fajardo Certificates"), except as specifically set forth in Section 2.3.

         (b) Within three business days of the Effective Time, Peoples shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Fajardo Common Stock, for exchange in accordance with this Section 2.6, an estimated amount of cash sufficient to pay the Aggregate Cash Consideration to be paid pursuant to Section 2.3 and the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 2.7, and RGFC shall reserve for issuance with its Transfer Agent and Registrar, the aggregate Stock Consideration to be issued.

         (c) The Letter of Transmittal and Election Form to be mailed within three business days of the Effective Date shall specify that delivery shall be effected, and risk of loss and title to the Fajardo Certificates shall pass, only upon delivery of Fajardo Certificates to the Exchange Agent, shall be in a form and contain any other provisions as RGFC may reasonably determine and shall include instructions for use in effecting the surrender of the Fajardo Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Fajardo Certificate or Fajardo Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and Election Form, the holder of such Fajardo Certificate or Fajardo Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of RGFC Class B Shares that such holder has the right to receive pursuant to this Agreement and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to this Agreement (including any cash in lieu of any fractional shares of RGFC Class B Shares to which such holder is entitled to pursuant to Section 2.7 and any dividend or other distributions to which such holder of RGFC Class B Shares is entitled to pursuant to Section 2.6(d)). The Fajardo Certificate or Fajardo Certificates so surrendered shall forthwith be cancelled. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute RGFC Class B Shares and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the RGFC Class B Shares held by it from time to time hereunder. In the event of a transfer of ownership of any shares of Fajardo Common Stock not registered in the transfer records of Fajardo, the Cash Consideration shall be paid and the Stock Consideration shall be issued to the transferee if the Fajardo Certificate representing such Fajardo Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of RGFC and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that all applicable stock transfer taxes have been paid.

         (d) No interest will be paid or accrued on the Cash Consideration. No dividend or other distributions declared or made after the Effective Time with respect to shares of RGFC Class B Shares shall be remitted to any person entitled to receive shares of RGFC Class B Shares until such person surrenders the Fajardo Certificate or Fajardo Certificates, at which time such dividends shall be remitted to such persons, without interest.

         (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of Fajardo of any shares of Fajardo Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Fajardo Certificates are presented to RGFC, they shall be cancelled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.

         (f) Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of Fajardo for six (6) months after the Effective Time shall be repaid by the Exchange Agent to RGFC upon the written request of RGFC. After such request is made, any stockholders of Fajardo who have not theretofore complied with this Section 2.6 shall look only to RGFC for payment and issuance of their Merger Consideration deliverable in respect of each share of Fajardo Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Fajardo Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of RGFC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of RGFC, the Exchange Agent or any other person shall be liable to any former holder of Fajardo Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) RGFC and the Exchange Agent shall be entitled to rely upon Fajardo's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Fajardo Certificate, RGFC and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (h) In the event any Fajardo Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Fajardo Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Fajardo Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Fajardo Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.7      No Fractional Shares

         Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of RGFC Class B Shares shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of RGFC Class B Shares shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $37.80. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

2.8      Withholding Rights

         RGFC (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Fajardo Common Stock such amounts as RGFC is required under any provision of Commonwealth of Puerto Rico, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Fajardo Common Stock in respect of which such deduction and withholding was made by RGFC.

2.9      Dissenting Shares

         Each outstanding share of Fajardo Common Stock the holder of which has perfected his right to dissent under applicable federal regulations and has not effectively withdrawn or lost such right as of the Effective Time (the "Fajardo Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration and the holder thereof shall be entitled only to such rights as are granted by applicable federal regulations. Fajardo shall give RGFC prompt notice upon receipt by Fajardo of any such written demands for payment of the fair value of such shares of Fajardo Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the applicable federal regulations (any shareholder duly making such demand being hereinafter called a "Dissenting Fajardo Shareholder"). Any payments made in respect of Fajardo Dissenting Shares shall be made by the Surviving Corporation. If any Fajardo Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Fajardo Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Fajardo Common Stock of such holder shall be converted into the right to receive RGFC Common Stock pursuant to the terms hereof.

2.10     Additional Actions

         If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Fajardo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Fajardo and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Fajardo or otherwise to take any and all such action.



                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF FAJARDO

         Fajardo represents and warrants to RGFC as follows:

3.1      Capital Structure

         The authorized capital stock of Fajardo consists of 5,000,000 shares of Company Common Stock. There are no authorized or outstanding shares of preferred stock of Fajardo. As of the date hereof, there are 156,433 shares of Fajardo Common Stock issued and outstanding and no shares of Fajardo Common Stock are directly held as treasury stock by Fajardo. All outstanding shares of Fajardo Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Fajardo Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except as Previously Disclosed, there are no stock options to acquire Fajardo Common Stock outstanding of any kind whatsoever, except for shares of Fajardo Common Stock issuable pursuant to the terms of the Fajardo Stock Option Agreement, and there are no rights authorized, issued or outstanding with respect to the capital stock of Fajardo.

3.2      Organization, Standing and Authority of Fajardo

         Fajardo is a savings bank duly organized, validly existing and in good standing under the laws of the United States with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of Fajardo. Fajardo has heretofore delivered to RGFC true and complete copies of the Federal Stock Charter and Bylaws of Fajardo as in effect as of the date hereof.

3.3      No Fajardo Subsidiaries

         Fajardo has no direct or indirect Subsidiaries. Except for capital stock in the FHLB of New York and securities and other interests taken in consideration of debts previously contracted, Fajardo does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization.

3.4      [Reserved].

3.5      Authorized and Effective Agreement

         (a) Fajardo has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Fajardo's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Fajardo, except for the approval of this Agreement by Fajardo's shareholders. This Agreement has been duly and validly executed and delivered by Fajardo and constitutes a legal, valid and binding obligation of Fajardo which is enforceable against Fajardo in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger), nor compliance by Fajardo with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Federal Stock Charter or Bylaws of Fajardo, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Fajardo pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Fajardo is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Fajardo.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the OTS and the Commissioner, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of RGFC Class B Shares pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of Fajardo and (v) the filing of the Bank Merger Agreement with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico Banking Law in connection with the Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Fajardo in connection with the execution and delivery by Fajardo of this Agreement and the Bank Merger Agreement and the consummation by Fajardo of the transactions contemplated hereby and thereby.

         (d) As of the date hereof, Fajardo is not aware of any reasons relating to Fajardo (including, without limitation, Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by RGFC after the Effective Time of the business of each of RGFC and Fajardo as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Fajardo, could have a material adverse effect upon the financial condition, results of operations or business of RGFC on a consolidated basis or Fajardo or materially impair the value of Fajardo to RGFC.

3.6      Documents and Regulatory Reports

         (a) Fajardo has previously delivered or made available to RGFC a complete copy of all documents mailed by Fajardo to its shareholders as a class since January 1, 1993. Such documents did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1993, Fajardo has duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date. In connection with the most recent examinations of Fajardo by the OTS and the FDIC, Fajardo was not required to correct or change any action, procedure or proceeding which Fajardo believes has not been corrected or changed as required.

3.7      Financial Statements

         (a) Fajardo has previously delivered or made available to RGFC accurate and complete copies of Fajardo Financial Statements which, in the case of the statements of financial condition of Fajardo as of September 30, 1997 and 1996 and the statements of operations, changes in stockholders' equity and cash flows for each of the three years ended September 30, 1997, 1996 and 1995, are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to Fajardo. The Fajardo Financial Statements referred to herein, as well as the Fajardo Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the financial condition of Fajardo as of the respective dates set forth therein, and the results of operations, changes in stockholders' equity and cash flows of Fajardo for the respective periods or as of the respective dates set forth therein in accordance with generally accepted accounting principles.

         (b) Each of Fajardo Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of Fajardo have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Fajardo are being maintained in material compliance with applicable legal and accounting requirements.

         (c) Except to the extent (i) reflected, disclosed or provided for in the statement of financial condition of Fajardo as of September 30, 1997 (including related notes) and (ii) of liabilities incurred since September 30, 1997 in the ordinary course of business, Fajardo has not incurred any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Fajardo.

3.8      Material Adverse Change

         (a) There has not been any material adverse change in the business, operations, assets or financial condition of Fajardo since September 30, 1997 and, except as Previously Disclosed, no fact or condition exists which Fajardo reasonably expects will cause or is reasonably likely to cause such a material adverse change in the future.

         (b) Except as Previously Disclosed, Fajardo has not taken or permitted any of the actions set forth in Section 5.6(a) hereof between September 30, 1997 and the date hereof.

3.9      Environmental Matters

         (a) To the best of Fajardo's knowledge, Fajardo is in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Fajardo. Fajardo has not received any written communication alleging that Fajardo is not in such compliance and, to the best knowledge of Fajardo, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of Fajardo's knowledge, none of the properties owned, leased or operated by Fajardo has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations or business of Fajardo.

         (c) To the best of Fajardo's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Fajardo or against any person or entity whose liability for any Environmental Claim Fajardo has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the financial condition, results of operations or business of Fajardo.

         (d) Except as Previously Disclosed, Fajardo has not conducted any environmental studies during the past five years with respect to any properties owned by it as of the date hereof.

3.10     Allowance for Loan Losses, Real Estate Owned and Other Repossessed
         Assets

         The allowance for loan losses reflected on Fajardo's statements of financial condition included in the September 30, 1997 Fajardo Financial Statements is, or will be in the case of subsequently delivered Fajardo Financial Statements, as the case may be, in the opinion of Fajardo's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably estimated losses on outstanding loans net of recoveries. The Real Estate Owned and other repossessed assets reflected on the consolidated statements of financial condition included in the September 30, 1997 Fajardo Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at net realizable value, as required by generally accepted accounting principles.

3.11     Tax Matters

         (a) Fajardo has timely filed (taking into account permissible extensions) all federal, Commonwealth of Puerto Rico and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Fajardo will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, Commonwealth of Puerto Rico and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Fajardo are complete and accurate in all material respects. Fajardo is not delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, Commonwealth of Puerto Rico and local income tax returns of Fajardo have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Fajardo as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Fajardo to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such returns are pending or, to the best of Fajardo's knowledge, threatened.

         (c) Except as Previously Disclosed, Fajardo (i) is not a party to any agreement providing for the allocation or sharing of taxes or (ii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Fajardo (nor does Fajardo have any knowledge that any taxing authority has proposed any such adjustment or change of accounting method).

3.12     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Fajardo, threatened against Fajardo or against any asset, interest or right of Fajardo, or against any officer, director or employee of Fajardo that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations or business of Fajardo. Fajardo is not a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Fajardo.

3.13     Compliance with Laws

         (a) Fajardo has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Fajardo; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Fajardo, no suspension or cancellation of any of the same is threatened.

         (b) Fajardo is not in violation of its Federal Stock Charter or Bylaws, or of any applicable federal, Commonwealth of Puerto Rico or local law or ordinance or any order, rule or regulation of any federal, commonwealth, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Fajardo; and Fajardo has not received any written notice or communication from any federal, Commonwealth of Puerto Rico or local governmental authority asserting that Fajardo is not in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Fajardo. Except as Previously Disclosed, Fajardo is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks issued by governmental authorities), and Fajardo has not received any written communication requesting that it enter into any of the foregoing.

3.14     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of Fajardo are insured to the maximum extent permitted by the FDIA, and Fajardo has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Fajardo is a member in good standing of the FHLB of New York and owns the requisite amount of stock in the FHLB of New York.

3.15     Certain Information

         None of the information relating to Fajardo supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of Fajardo and up to and including the date(s) of the meeting of Fajardo shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by Fajardo to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the information required to be included by it the rules and regulations for Form S-4.

3.16     Employee Benefit Plans

         (a) Fajardo has Previously Disclosed its stock option plans and has no other employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined under Section 3(1) of ERISA), employee pension benefit plan (as defined under Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of Fajardo (the "Fajardo Employee Plans").

         (b) Fajardo does not participate in nor has it incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

3.17     Certain Contracts

         (a) Except as Previously Disclosed, Fajardo is not a party to, is not bound or affected by, does not receive, or is not obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Fajardo or the guarantee by Fajardo of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Fajardo, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Fajardo upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which Fajardo is obligated to indemnify any director, officer, employee or agent of Fajardo, (v) any agreement, arrangement or understanding to which Fajardo is a party or by which any of the same is bound which limits the freedom of Fajardo to compete in any line of business or with any person, or (vi) except as Previously Disclosed in Schedule 3.13(b), any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency.

         (b) Fajardo is not in default or in non-compliance, which default or non-compliance could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Fajardo or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.18     Brokers and Finders

         Except as Previously Disclosed, neither Fajardo nor any of its respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.19     Insurance

         Fajardo is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Fajardo has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.20     Properties

         All real and personal property owned by Fajardo or presently used by Fajardo in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Fajardo in the ordinary course of business consistent with past practices. Fajardo has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statement of financial condition of Fajardo as of September 30, 1997 included in the Fajardo Financial Statements or acquired after such date, except
(i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the statement of financial condition of Fajardo as of September 30, 1997 included in the Fajardo Financial Statements. All real and personal property which is material to Fajardo's business and leased or licensed by Fajardo is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. Fajardo has Previously Disclosed an accurate listing of each such lease or license referred to in the immediately preceding sentence pursuant to which Fajardo acts as lessor (other than month-to-month leases) or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by Fajardo and used in the conduct of its business.

3.21     Labor

         No work stoppage involving Fajardo is pending or, to the best knowledge of Fajardo, threatened. Fajardo is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Fajardo which could have a material adverse effect on the financial condition, results of operations or business of Fajardo. Employees of Fajardo are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Fajardo's knowledge, there have been no efforts to unionize or organize any employees of Fajardo during the past five years.

3.22     Transactions with Affiliated Persons and Affiliates

         Except as Previously Disclosed, (i) no "affiliate" of Fajardo, as defined in 12 U.S.C. Section 1828(j)(1)(B), has engaged in any transaction with Fajardo since January 1, 1993 which was not in compliance with applicable laws and regulations and (ii) as of the date hereof there is no loan or extension of credit outstanding to any of the same which is not in compliance with applicable laws and regulations.

3.23     Required Vote

         (a) The affirmative vote of the holders of a sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Fajardo Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of Fajardo.

3.24     Disclosures

         None of the representations and warranties of Fajardo or any of the written information or documents furnished or to be furnished by Fajardo to RGFC in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, under which it was made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF RGFC
                                   AND PREMIER

         RGFC and Premier represent and warrant to Fajardo as follows:

4.1      Capital Structure of RGFC

         The authorized capital stock of RGFC consists of 25,000,000 shares of RGFC Common Stock (10,000,000 of which are authorized Class A Shares and 15,000,000 of which are authorized Class B Shares) and 10,000,000 shares of RGFC Preferred Stock. As of the date hereof, there are 9,220,278 and 4,924,474 Class A Shares, and Class B Shares, respectively, of RGFC Common Stock issued and outstanding, no shares of RGFC Common Stock are directly or indirectly held as treasury stock by RGFC and there are no shares of RGFC Preferred Stock issued and outstanding. All outstanding shares of RGFC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of RGFC Common Stock have been issued in violation of the preemptive rights of any person, firm or entity. Except for shares of RGFC Common Stock issuable pursuant to the RGFC Stock Option Plan, now or hereafter, there are no rights authorized, issued or outstanding with respect to the capital stock of RGFC.

4.2      Organization, Standing and Authority of RGFC

         RGFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. RGFC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. RGFC has heretofore delivered to Fajardo true and complete copies of the Certificate of Incorporation and Bylaws of RGFC as in effect as of the date hereof.

4.3      Ownership of Premier and Mortgage

         The only direct or indirect subsidiaries of RGFC are Premier and Mortgage. Except as Previously Disclosed and except for capital stock of Premier and Mortgage, stock in the FHLB of New York, securities and other interests taken in consideration of debts previously contracted, RGFC does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of Premier and Mortgage have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by RGFC free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Premier and Mortgage and there are no agreements, understandings or commitments relating to the right of RGFC to vote or to dispose of said shares or other ownership interests.

4.4      Organization, Standing and Authority of Premier and Mortgage

         Premier is a commercial bank and Mortgage is a mortgage banking corporation, in each case, duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. Premier and Mortgage (i) have full power and authority to own or lease all of their properties and assets and to carry on their business as now conducted, and (ii) are duly licensed or qualified to do business and are in good standing in each jurisdiction in which their ownership or leasing of property or the conduct of their business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. RGFC has heretofore delivered to Fajardo true and complete copies of the Articles of Incorporation and Bylaws of Premier and Mortgage as in effect as of the date hereof.

4.5      Authorized and Effective Agreement

         (a) Each of RGFC and Premier has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of RGFC's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of RGFC and Premier, except for the approval of this Agreement by RGFC as sole shareholder of Premier. This Agreement has been duly and validly executed and delivered by each of RGFC and Premier and constitutes a legal, valid and binding obligation of RGFC and Premier which is enforceable against RGFC and Premier in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger), nor compliance by RGFC or Premier with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation, Articles of Incorporation or Bylaws of RGFC, Premier or Mortgage,
(ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of RGFC, Premier or Mortgage pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which RGFC, Premier or Mortgage is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to RGFC, Premier or Mortgage.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the OTS and the Commissioner, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of RGFC Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of Fajardo and by RGFC as sole shareholder of Premier and (v) the filing of the Bank Merger Agreement with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico Banking Law in connection with the Merger, and except for such filings, authorizations or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of RGFC or Premier in connection with (i) the execution and delivery by RGFC and Premier of this Agreement and the Bank Merger Agreement and the consummation by RGFC and Premier of the transactions contemplated hereby and thereby.

         (d) As of the date hereof, none of RGFC or Premier is aware of any reasons relating to RGFC or Premier (including, without limitation, Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and
(ii) the continuation by RGFC and Premier after the Effective Time of the business of each of RGFC, Premier and Fajardo as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of RGFC, could have a material adverse effect upon the financial condition, results of operations or business of RGFC on a consolidated basis or materially impair the value of Fajardo to RGFC.

4.6      Securities Documents and Regulatory Reports

         (a) RGFC has previously delivered or made available to Fajardo a complete copy of all Securities Documents filed by RGFC pursuant to the Securities Laws or mailed by RGFC or Premier to its respective shareholders as a class since January 1, 1993. RGFC has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1993, each of RGFC and Premier has duly filed with the FDIC, the Commissioner and the OTS, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and RGFC has previously delivered or made available to Fajardo accurate and complete copies of all such reports. In connection with the most recent examinations of RGFC and Premier by the Commissioner and the FDIC, neither RGFC nor Premier was required to correct or change any action, procedure or proceeding which RGFC or Premier believes has not been corrected or changed as required.

4.7      Financial Statements

         (a) RGFC has previously delivered or made available to Fajardo accurate and complete copies of RGFC Financial Statements which, in the case of the statements of financial condition as of December 31, 1996 and 1995 and the statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, are accompanied by the audit reports of Price Waterhouse, independent public accountants with respect to RGFC and Premier. The RGFC Financial Statements referred to herein, as well as the RGFC Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of RGFC as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of RGFC for the respective periods or as of the respective dates set forth therein.

         (b) Each of RGFC Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of RGFC, Premier and Mortgage have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of RGFC, Premier and Mortgage are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of RGFC, Premier and Mortgage.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of RGFC as of September 30, 1997 (including related notes) and (ii) of liabilities incurred since September 30, 1997 in the ordinary course of business, none of RGFC, Premier or Mortgage has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of RGFC on a consolidated basis.

4.8      Material Adverse Change

         There has not been any material adverse change in the business, operations, prospects, assets or financial condition of RGFC on a consolidated basis since June 30, 1997 and or is reasonably likely to cause no fact or condition exists which RGFC believes will cause such a material adverse change in the future.

4.9      Environmental Matters

         (a) To the best of RGFC's knowledge, RGFC, Premier and Mortgage are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. None of RGFC, Premier or Mortgage has received any written communication alleging that RGFC, Premier or Mortgage is not in such compliance and, to the best knowledge of RGFC, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of RGFC's knowledge, none of the properties owned, leased or operated by RGFC, Premier or Mortgage has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis.

         (c) To the best of RGFC's knowledge and except as Previously Disclosed, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against RGFC, Premier or Mortgage or against any person or entity whose liability for any Environmental Claim RGFC, Premier or Mortgage has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis.

         (d) Except as Previously Disclosed, RGFC has not conducted any environmental studies during the past five years with respect to any properties owned by it, Premier or Mortgage as of the date hereof.

4.10     Allowance for Loan Losses and Real Estate Owned

         The allowance for loan losses reflected on RGFC's statements of financial condition included in the September 30, 1997 RGFC Financial Statements is, or will be in the case of subsequently delivered RGFC Financial Statements, as the case may be, in the opinion of RGFC's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected on the statements of financial condition included in the September 30, 1997 RGFC Financial Statements is, or will be in the case of subsequently delivered RGFC Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

4.11     Tax Matters

         (a) RGFC, Premier and Mortgage, and each of their predecessors, have timely filed all federal, Commonwealth of Puerto Rico and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of RGFC, Premier or Mortgage will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, Commonwealth of Puerto Rico and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by RGFC, Premier and Mortgage are complete and accurate in all material respects. None of RGFC, Premier or Mortgage is delinquent in the payment of any tax, assessment or governmental charge, and neither of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, Commonwealth of Puerto Rico and local income tax returns of RGFC, Premier and Mortgage have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against RGFC, Premier or Mortgage as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to RGFC, Premier or Mortgage to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of RGFC's knowledge, threatened.

         (c) Except as Previously  Disclosed,  none of RGFC, Premier or Mortgage
(i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by RGFC, Premier or Mortgage (nor does RGFC have any knowledge that any taxing authority has proposed any such adjustment or change of accounting method).

4.12     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of RGFC, threatened against RGFC, Premier or Mortgage or against any asset, interest or right of RGFC, Premier or Mortgage, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. None of RGFC, Premier or Mortgage is a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis.

4.13     Compliance with Laws

         (a) Each of RGFC, Premier and Mortgage has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of RGFC, no suspension or cancellation of any of the same is threatened.

         (b) None of RGFC, Premier or Mortgage is in violation of its respective Certificate of Incorporation, Articles of Incorporation or Bylaws, or of any applicable federal, Commonwealth of Puerto Rico or local law or ordinance or any order, rule or regulation of any federal, Commonwealth of Puerto Rico, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis; and none of RGFC, Premier or Mortgage has received any written notice or communication from any federal, state or local governmental authority asserting that RGFC, Premier or Mortgage is in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. None of RGFC, Premier or Mortgage is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.14     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of Premier are insured to the maximum extent permitted by the FDIA, and Premier has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Premier is a member in good standing of the FHLB of New York and owns the requisite amount of stock in the FHLB of New York.

4.15     Certain Information

         None of the information relating to RGFC, Premier and Mortgage to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.16     Employee Benefit Plans

         (a) RGFC has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined in Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of RGFC, Premier or Mortgage (the "RGFC Employee Plans"), and RGFC has previously furnished or made available to Fajardo accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) Except as Previously Disclosed, none of RGFC, Premier, Mortgage, any pension plan maintained by either of them and qualified under Section 401 of the Code and/or Section 1165 of the Puerto Rico Tax Code or, to the best of RGFC's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the United States Internal Revenue Service with respect to any employees of RGFC, Premier or Mortgage. Except as Previously Disclosed, to the best of RGFC's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) None of RGFC, Premier or Mortgage participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each RGFC Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any RGFC

Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any RGFC Pension Plan.

         (e) RGFC Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, the Puerto Rico Tax Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (f) There are no pending or, to the best knowledge of RGFC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of RGFC Employee Plans or any trust related thereto or any fiduciary thereof.

4.17     Certain Contracts

         (a) Except as Previously Disclosed, none of RGFC, Premier or Mortgage is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by RGFC, Premier or Mortgage or the guarantee by RGFC, Premier or Mortgage of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of RGFC, Premier or Mortgage, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of RGFC, Premier or Mortgage upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which RGFC, Premier or Mortgage is obligated to indemnify any director, officer, employee or agent of RGFC, Premier or Mortgage, (v) any agreement, arrangement or understanding to which RGFC, Premier or Mortgage is a party or by which any of the same is bound which limits the freedom of RGFC, Premier or Mortgage to compete in any line of business or with any person, and (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Commissioner or the FDIC or any other regulatory agency.

         (b) None of RGFC, Premier or Mortgage is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.18     Brokers and Finders

         Except as Previously Disclosed, none of RGFC, Premier or Mortgage, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.19     Insurance

         RGFC and Premier are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Neither RGFC nor Premier has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

4.20     Properties

         All real and personal property owned by RGFC, Premier or Mortgage or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. RGFC, Premier and Mortgage have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statement of financial condition of RGFC as of September 30, 1997 included in RGFC Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the statement of financial condition of RGFC as of September 30, 1997 included in RGFC Financial Statements. All real and personal property which is material to RGFC's business on a consolidated basis and leased or licensed by RGFC, Premier or Mortgage is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. RGFC has Previously Disclosed an accurate listing of each such lease or license referred to in the immediately preceding sentence pursuant to which RGFC, Premier or Mortgage acts as lessor (other than month-to-month leases) or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by RGFC, Premier or Mortgage and used in the conduct of its business.

4.21     Labor

         No work stoppage involving RGFC, Premier or Mortgage is pending or, to the best knowledge of RGFC, threatened. None of RGFC, Premier or Mortgage is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis. Employees of RGFC, Premier and Mortgage are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of RGFC's knowledge, there have been no efforts to unionize or organize any employees of RGFC, Premier or Mortgage during the past five years.

4.22     Transactions with Affiliated Persons and Affiliates

         Except as Previously Disclosed, (i) no "affiliate" of Premier, as defined in 12 U.S.C. Section 1828(j)(1)(B), has engaged in any transaction with Mortgage since January 1, 1993 which was not in compliance with applicable laws and regulations and (ii) as of the date hereof there is no loan or extension of credit outstanding to any of the same which is not in compliance with applicable laws and regulations.

4.23     Disclosures

         None of the representations and warranties of RGFC or any of the written information or documents furnished or to be furnished by RGFC to Fajardo in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of Fajardo, RGFC and Premier shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.


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
5.2      Shareholder Meeting

         Fajardo shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Fajardo will recommend that the shareholders of Fajardo approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Fajardo may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement, with the Commission. RGFC shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act by the Commission, as promptly as practicable after such filing or submission, and Fajardo each shall thereafter promptly mail the Proxy Statement to its shareholders. RGFC also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of RGFC Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and Fajardo shall furnish all information concerning Fajardo and the holders of Fajardo Common Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to prepare and file within 30 days of the date of this Agreement all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). RGFC and Fajardo shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) RGFC and Fajardo shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries (in the case of RGFC), directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of RGFC, any of its Subsidiaries or Fajardo, to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

         (d) RGFC and Fajardo shall promptly furnish each other with copies of written communications received by RGFC, any of its Subsidiaries or Fajardo, as the case may be, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality

         (a) Upon reasonable notice, each of the parties hereto shall afford the officers, employees, counsel, accountants and other authorized representatives of each of the other parties hereto reasonable access, during normal business hours throughout the period prior to the Closing, to its properties, books, contracts and records and, during such period for the purpose of verifying the representations and warranties contained in this Agreement, shall furnish promptly to each of the other parties hereto all information concerning its business, properties and personnel as such party may reasonably request, provided that no investigation pursuant to this Section 5.4(a) shall affect or be deemed to modify any representation or warranty made by any party hereto or the conditions to the obligations of any such party to consummate the Merger.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases

         RGFC and Fajardo shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of RGFC, Fajardo shall carry on its businesses in the ordinary course consistent with past practice. Fajardo will use all reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and RGFC the present services of the employees of Fajardo and (z) preserve for itself and RGFC the goodwill of the customers of Fajardo and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of RGFC or as expressly contemplated hereby, between the date hereof and the Effective Time, Fajardo shall not:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Fajardo Common Stock;

                  (ii) issue any shares of its capital stock, other than pursuant to the Fajardo Stock Option Agreement, or issue, grant, modify or authorize any rights, other than the Fajardo Stock Option Agreement; purchase any shares of Fajardo Common Stock or RGFC Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Federal Stock Charter or Bylaws;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except as Previously Disclosed and (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice;

                  (v) except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined benefit or defined contribution plan not in the ordinary course of business consistent with past practice;

                  (vi) except as to the leases for Fajardo's branch office and executive office, enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Fajardo or guarantee by Fajardo of any such obligation, except for deposits and borrowings in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that Fajardo may employ an employee if necessary to operate the business of Fajardo in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by Fajardo and any successor at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended September 30, 1997, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and RGFC's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1996, except as required by changes in laws or regulations;

                  (viii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (ix) make any capital expenditures in excess of $2,000 individually or $10,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (x) except as to the application to relocate Fajardo's branch office filed with the OTS, file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (xii) engage in any transaction with an "affiliate," as defined in Section 3.22 hereof, other than loans to directors, officers and employees in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations;

                  (xiii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                  (xiv) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

                  (xv) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xvii) take any action that would result in any of the representations and warranties of Fajardo contained in this Agreement not to be true and correct in any material respect at the Effective Time;

                  (xviii) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 1112(g) of the Puerto Rico Tax Code;

                  (xix) make any loan in excess of $125,000 (in the case of residential mortgage loans) $150,000 (in the case of commercial mortgage loans) or $5,000 (in the case of consumer loans); or

                  (xx) agree to do any of the foregoing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Fajardo, RGFC, Premier and Mortgage shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships.

         (c) Fajardo shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, Fajardo provided, however, that the Board of Directors of Fajardo may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Fajardo will promptly inform RGFC of any such request for information or of any such negotiations or discussions, as well as instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.6(c).

5.7      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year), Fajardo and RGFC will deliver to the other party its consolidated financial statements. In the case of the last quarter of each fiscal year, such financial statements shall be delivered not less than 90 days after the end of the calendar quarter. RGFC shall provide Fajardo with copies of its quarterly and annual reports on Forms 10-Q and 10-K, respectively, when filed with the Commission. Within 25 days after the end of each month, Fajardo and RGFC will deliver to the other party a consolidated statement of financial condition and a consolidated statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8      Indemnification; Insurance

         (a) From and after the Effective Time through the third anniversary of the Effective Time, RGFC (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Fajardo determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation and Bylaws of Fajardo as in effect on the date hereof.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal or Commonwealth of Puerto Rico banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) In the event that RGFC or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         (d) For a period of three years after the Effective Time, Premier shall cause to be maintained in effect a policy of directors' and officers' liability insurance for at least the same coverage and amounts, containing terms and conditions which are no less advantageous to such directors and officers with respect to claims arising from facts or events which occurred before the Effective Time. If the Surviving Corporation or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in such case, proper provision shall be made so that the successors or assigns of Premier shall assume the obligations set forth in this section.

5.9      Directors, Officers and Employees

         (a) Effective as of the Effective Time, the directors of RGFC shall continue to be those directors of RGFC on the date of this Agreement.

         (b) Effective as of the Effective Time, the directors of Premier shall continue to e the directors as of the date of this Agreement.

         (c) Premier shall have the right, but not the obligation, to offer employment, as officers and employees of Premier, immediately following the Effective Time, to any other persons who are officers and employees of Fajardo immediately before the Effective Time. To the extent that the employment of any employee of Fajardo is involuntarily terminated at or during the one-year period following the Effective Time as a result of the elimination of a job position, such employee will be entitled to receive severance benefits in accordance with and to the extent the severance benefits that an employee of Premier with similar years of service would be entitled to in the event of termination. For purposes of determining severance benefits, each employee whose employment is terminated will be credited with his or her years of service with Fajardo prior to the Effective Time.

         (d) RGFC will provide the employees of Fajardo who continue as employees of Premier after the Effective Time with benefits under RGFC's or Premier's employee benefit plans.

         (e) Each current employee of Fajardo who remains an employee of RGFC and/or Premier following the Effective Time shall be entitled to participate in all RGFC Employee Plans on the same terms and to the same extent as similarly situated employees of RGFC and Premier. Employees of Fajardo shall receive credit for their years of service with Fajardo for purposes of determining eligibility and vesting, but not benefit accrual, in all RGFC Employee Plans.

5.10     Certain Policies; Integration

         (a) If requested by RGFC, on the business day immediately prior to the Effective Time, Fajardo shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform Fajardo's accounting and credit loss reserve practices and methods to those of RGFC (as such practices and methods are to be applied to Fajardo from and after the Effective Time) and reflect RGFC's plans with respect to the conduct of Fajardo's business following the Merger and to provide for the costs and expenses relating to the consummation by Fajardo of the transactions contemplated by this Agreement; provided, however, that Fajardo shall not be required to take such action (i) if such action is prohibited by applicable law or by generally accepted accounting principles, (ii) if such action would have a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis following consummation of the Merger or
(iii) unless RGFC informs Fajardo that all conditions to RGFC's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of Fajardo contained in this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time, RGFC and Fajardo shall cooperate with and assist each other in formulating a plan of integration for RGFC, Premier and Fajardo.

5.11     Restrictions on Resale

         (a) Fajardo has Previously Disclosed to RGFC a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of Fajardo (each an "Affiliate"), as that term is used in Rule 405 under the Securities Act.

         (b) Fajardo shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of Fajardo to execute and deliver to RGFC an agreement in the form attached hereto as Exhibit D.

5.12     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.13     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - RGFC, Premier and Fajardo

         The respective obligations of RGFC, Premier and Fajardo to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by RGFC, Premier and Fajardo, including approval by the requisite vote of the shareholders of Fajardo of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by Premier and Fajardo.

         (b) All approvals and consents for the transactions contemplated hereby and by the Bank Merger Agreement from the FRB, the FDIC, the Commissioner and any other

Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and RGFC and Fajardo shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby.

         (c) None of RGFC, its Subsidiaries or Fajardo shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

         (d) The Form S-4 shall have become effective under the Securities Act, and RGFC shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue RGFC Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of RGFC Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market.

         (f) The parties shall have received an opinion addressed to both RGFC and Fajardo and issued by either a law firm or accounting firm designated by RGFC and reasonably acceptable to Fajardo, which opinion shall be reasonably acceptable to the parties and to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Puerto Rico income tax purposes as part of one or more reorganizations within the meaning of Section 1112(g) of the Puerto Rico Tax Code, and that accordingly:

                  (i) no gain or loss will be recognized by RGFC, Premier or Fajardo as a result of the Merger;

                  (ii) no gain or loss will be recognized by the shareholders of Fajardo through the exchange of their Fajardo Common Stock solely for RGFC Class B Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in RGFC Class B Shares);

                  (iii) the tax basis of RGFC Class B Shares received by shareholders who exchange all of their Fajardo Common Stock solely for RGFC Class B Shares in the Merger will be the same as the tax basis of Fajardo Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

                  (iv) any shareholder of Fajardo who receives cash in exchange for their shares of Fajardo Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any RGFC Class B Shares received in the Merger over the shareholder's adjusted basis in their Fajardo Common Stock, or
         (ii) the amount of cash received.

         In rendering such opinion, such law firm or accounting firm will require and rely upon representations contained in certificates of officers of RGFC and Premier and upon rulings (if requested and obtained) from the Puerto Rico Treasury Department.

6.2      Conditions Precedent - Fajardo

         The obligations of Fajardo to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Fajardo pursuant to Section 7.4 hereof.

         (a) The representations and warranties of RGFC and Premier as set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis or on the ability of RGFC, Premier and Fajardo, as applicable, to consummate the Merger.

         (b) RGFC shall have entered into an agreement to sell, as of the date of Closing: (i) for $198,214 to a person or entity designated in writing by the Fajardo Board of Directors prior to Fajardo's distribution of its proxy statement required by Section 5.3(a), that certain real estate owned property carried on Fajardo's book at $198,214, provided that such transaction shall have been prominently described in Fajardo's proxy statement to stockholders required by Section 5.3(a) hereof and (ii) for $25,000 to a person or entity designed in writing by the Fajardo Board of Directors prior to Fajardo's distribution of the proxy statement required by Section 5.3(a), that certain option on Fajardo's books to purchase land for construction of an office building (including blueprints associated therewith), provided that such person or entity shall have delivered to RGFC as of the Closing an agreement in writing that for five years from the date of Closing, neither such person or entity nor any company, partnership, trust or entity of any kind whatsoever as to which he or it is directly or indirectly affiliated (or any company, partnership, trust or entity of any kind whatsoever to which he may sell such option or such property) may use such property for engaging in the business of banking or mortgage banking, and provided further that such transaction shall have been prominently disclosed in Fajardo's proxy statement required by Section 5.3(a) hereof. In addition, RGFC shall have accepted, as of the date of Closing, from Rudolph Kauffmann payment of $20,000 in full satisfaction of an account receivable reflected on Fajardo's books at $22,000, provided that such transaction shall have been prominently disclosed in Fajardo's proxy statement required by Section 5.3(a) hereof.

         (c) RGFC and Premier shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time.

         (d) Each of RGFC and Premier shall have delivered to Fajardo a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.

         (e) RGFC and/or Premier shall have furnished Fajardo with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to RGFC or Premier as Fajardo may reasonably request.

6.3      Conditions Precedent - RGFC and Premier

         The obligations of RGFC and Premier to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by RGFC or Premier pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Fajardo set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Fajardo or on the ability of RGFC, Premier and Fajardo, as applicable, to consummate the Merger.

         (b) Fajardo shall have, as of the date of Closing, stockholders' equity of not less than $3,450,000.

         (c)  Fajardo  shall  have  performed  in  all  material   respects  all
obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (d) Fajardo shall have delivered to RGFC a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

         (e) No approval or consent referred to in Section 6.1(b) hereof shall include any condition or requirement that, individually or in the aggregate, would result in a material adverse effect on the financial condition, results of operations or business of RGFC on a consolidated basis.

         (f) Fajardo shall have furnished RGFC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Fajardo as RGFC may reasonably request.

         (g) Holders of not more than 10% of the outstanding Fajardo Common Stock shall have elected to exercise dissenters' or appraisal rights under 12 C.F.R. Section 552.14.

         (h) Fajardo shall have executed a binding lease agreement with respect to its branch office for a term of 18 months and shall have executed a binding lease agreement with respect to its executive office for a term of one year.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by RGFC in writing if Fajardo has, or by Fajardo in writing if RGFC or Premier has, in any material respect, breached (i) any material covenant or undertaking contained herein or
(ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

         (d) at any time, by any party hereto in writing, if the shareholders of Fajardo do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (e) by either Fajardo or RGFC in writing if the Effective Time has not occurred by the close of business on the sixth month anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date;

         (f) at any time by any party hereto in writing if such party is not in default hereunder and such party determines in good faith that any condition precedent to such party's obligations to consummate the Merger and the other transactions contemplated hereby is or would be impossible to satisfy, and such condition is not waived by the other party.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.4 and
Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (d), (e) and (f) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive RGFC, Premier or Fajardo (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either RGFC or Fajardo.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of RGFC, Premier and Fajardo) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of RGFC, Premier or Fajardo have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Fajardo Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of RGFC, Premier and Fajardo, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by their respective Boards of Directors.


                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall default in its obligations hereunder, each of the non-defaulting parties may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by such non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

         (c) If the Merger shall not have occurred within six months from the date of this Agreement for any reason other than the failure of RGFC to secure required regulatory approvals, then in consideration of Fajardo's costs and expenses in connection with this Agreement, RGFC shall pay Two Hundred Fifty Thousand Dollars ($250,000) to Fajardo as an agreed-upon termination fee, in immediately available funds, within two business days after the occurrence of the last of such events. If RGFC timely satisfies its obligations pursuant to this Section 8.1(c), it shall have no further liability to Fajardo whatsoever under this Agreement.

8.2      Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.8 and 5.9 hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to RGFC or Premier:

                  R&G Financial Corporation
                  R&G Plaza
                  280 Jesus T. Pinero Avenue
                  Hato Rey, San Juan, Puerto Rico  00918
                  Attn:    Victor J. Galan
                           President and Chief Executive Officer
                  Fax:     787-766-8175

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Norman B. Antin, Esq.
                  Fax:     202-347-2172

         If to Fajardo:

                  Fajardo Federal Savings Bank
                  Celis Aquilera #161
                  Fajardo, Puerto Rico 00648

                  Attn:    Jose E. Soler
                           Chairman of the Board
                           and
                           Juan R. Zalduondo, Esq.
                           Midtown Building
                           Suite 101
                           421 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico  00918

         With a required copy to:

                  Fiddler Gonzalez & Rodriquez
                  P.O. Box 363507
                  San Juan, Puerto Rico  00936-3507
                  Attn:    Antonio Sifre, Esq.
                  Fax:     (787) 759-3123


8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, RGFC may, with the written consent of Fajardo, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Fajardo set forth herein provided that (i) the income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof, (ii) the consideration to be paid to the holders of Fajardo Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of RGFC set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico applicable to agreements made and entirely to be performed within such jurisdiction.

8.9      Agreement with Respect to Infusion of Capital by Fajardo's Directors.

         By letter dated June 26, 1996, the directors of Fajardo agreed to purchase additional Fajardo Common Stock on a quarterly basis in the amount of 5,555 shares at a fixed price of $18.00 per share (or an aggregate of $99,990). As of the date of this Agreement, the Fajardo directors had not made the purchase of Fajardo Common Stock indicated in such letter for the quarters ended December 31, 1997, March 31, 1998 or June 30, 1998. If the OTS requires such payment to be made, Fajardo, after written notification to RGFC, shall be permitted to issue such shares to those Fajardo directors specified in said notice to RGFC as per the terms of such June 26, 1996 letter. If additional capital is required for any other reason other than the one stated above, the directors of Fajardo, subject to the prior approval of RGFC may purchase additional Fajardo Common Stock. The parties hereto agree that under such circumstances, such shares of Fajardo Common Stock may be issued notwithstanding
Section 5.6 (a)(ii) hereof. The parties further agree that upon the Closing, (i)
Section 2.3 shall not apply to such shares and such shares of Fajardo Common Stock shall not be entitled to the Merger Consideration; and (ii) the holders of such shares shall be repaid the $18.00 fixed price per share paid, plus interest on the aggregate amount paid for such shares of Fajardo Common Stock at an annualized rate of 6%. Such shares of Fajardo Common Stock shall be cancelled by RGFC upon consummation of the Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                                R&G FINANCIAL CORPORATION
Attest:



/s/ Roman Prats                          By:    /s/ Victor J. Galan
---------------                                 --------------------
Name:  Roman Prats                              Name:  Victor J. Galan
Title:    Vice Chairman                         Title: President and Chief
                                                       Executive Officer



                                                R-G PREMIER BANK OF PUERTO RICO
Attest:



/s/ Roman Prats                          By:    /s/ Victor J. Galan
---------------                                 -------------------
Name:  Roman Prats                              Name:    Victor J. Galan
Title:    Vice Chairman                         Title:   President and Chief
                                                         Executive Officer

                                                FAJARDO FEDERAL SAVINGS BANK
Attest:


/s/ Rene A. Lavergne                     By:    /s/ Jose E. Soler
--------------------                            -----------------
Name:    Rene A. Lavergne                       Name:    Jose E. Soler
Title:   President                              Title:   Chairman of the Board

                                                                       EXHIBIT A


                                 PLAN OF MERGER


         THIS PLAN OF MERGER (the "Plan"), dated this 10th day of March, 1998, is by and among R-G Premier Bank of Puerto Rico, a Puerto Rico-chartered commercial bank ("Premier") and a wholly-owned subsidiary of R&G Financial Corporation ("RGFC"), and Fajardo Federal Savings Bank, a federally-chartered savings bank ("Fajardo").


                              W I T N E S S E T H:

         WHEREAS, RGFC, Premier and Fajardo have entered into an Agreement of Merger (the "Agreement") dated March 10, 1998, pursuant to which Fajardo will merge with and into Premier (the "Merger"); and

         WHEREAS, Premier and Fajardo desire to merge on the terms and conditions herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  The Merger

         Subject to the terms and conditions of the Plan, at the Effective Time (as defined in Section 2 below), Fajardo shall merge with and into Premier in accordance with the applicable provisions of the Puerto Rico Banking Law. Premier shall be the surviving corporation (the "Surviving Corporation") and shall operate under the name "R-G Premier Bank of Puerto Rico." Upon consummation of the Merger, the separate corporate existence of Fajardo shall cease.

Section 2.  Effective Time

         The Merger shall become effective upon the occurrence of the filing of this Plan with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Banking Law of Puerto Rico (the "Effective Time").

Section 3.  Articles of Incorporation and Bylaws

         The  Articles  of  Incorporation   and  Bylaws  of  Premier  in  effect
immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 4.  Effects of the Merger

         From and after the Effective Time, the Merger shall have the effects set forth in Section 15 of the Puerto Rico Banking Law.

Section 5.  Directors and Executive Officers

         Upon consummation of the Merger:

         (i) The directors of the Surviving Corporation shall consist of twelve (12) persons, the names of which are set forth as Appendix A to this Plan and incorporated by reference herein;

         (ii) The executive officers of the Surviving Corporation shall be as set forth in Appendix B to this Plan and incorporated herein by reference.

Section 6.  Effect on Shares of Fajardo Common Stock

         At the Effective Time:

         (i) Each share of common stock of Fajardo, par value, $1.00 per share, issued and outstanding will be converted to a right to receive the Merger Consideration from the Surviving Corporation in accordance with Section 2.3 of the Agreement; and

         (ii) Each share of Premier capital stock issued and outstanding shall remain issued and outstanding.


Section 7.  Additional Actions

         If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to:

         (i) Vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Fajardo acquired, or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or

         (ii) otherwise carry out the purposes of the Agreement and the Plan of Merger,

Fajardo and its proper directors and officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and the Plan of Merger; and the proper directors and officers of the Surviving Corporation are fully authorized in the name of Fajardo or otherwise to take any and all such action.

Section 8.  Counterpart

         This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

Section 9.  Governing Law

         (i) This Plan shall be governed in all respects, including but not limited to, validity, interpretation, effect and performance, by the laws of the Commonwealth of Puerto Rico.

         (ii) Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

Section 10.  Amendment

         Subject to applicable law and Section 7.5 of the Agreement, this Plan may be amended, modified or supplemented only by written agreement of Premier and Fajardo at any time prior to the Effective Time.

Section 11.  Waiver

         Subject to Section 7.4 of the Agreement, any of the terms of conditions of this Plan may be waived at any time by whichever of the parties hereto is entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

Section 12.  Assignment; Termination

         This Plan may not be assigned by any party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the day and year first above written:

Attest:                                      R-G PREMIER BANK OF PUERTO RICO


/s/ Ramon Prats                              By:  /s/ Victor J. Galan
---------------                                   -------------------
Ramon Prats                                       Victor J. Galan, President and
Vice Chairman of the Board                        Chief Executive Officer

                                                  FAJARDO FEDERAL SAVINGS BANK




/s/ Rene A. Lavergne                         By:  /s/ Jose A. Soler
--------------------                              ------------------
Rene A. Lavergne                                  Jose A. Soler, Chairman of
President                                         the Board

                                 Plan of Merger
                                   Appendix A

                    R-G Premier Bank of Puerto Rico Directors

                        DIRECTORS

1.       Victor J. Galan

2.       Ana M. Armendariz

3.       Laureano Carus

4.       Benigno R. Fernandez

5.       Victor L. Galan

6.       Eduardo McCormack

7.       Ramon Prats

8.       Pedro L. Ramirez

9.       Gilberto Rivera-Arreaga

10.      Enrique Umpierre

11.      Jeanne Ubinas

12.      Juan J. Diaz

                                 Plan of Merger
                                   Appendix B



EXECUTIVE OFFICERS OF R&G PREMIER BANK OF PUERTO RICO

Victor J. Galan (Chairman of the Board, President and Chief Executive Officer)

Ramon Prats - Vice Chairman of the Board

Jose L. Ortez - Chief Financial Officer of the Bank

                                                                       EXHIBIT B

                                OPTION AGREEMENT


         OPTION AGREEMENT, dated as of March 10, 1998, by and among R&G Financial Corporation ("RGFC"), a Puerto Rico corporation and the parent holding company for R-G Premier Bank of Puerto Rico ("Premier"), a Puerto Rico-chartered commercial bank, and Fajardo Federal Savings Bank ("Fajardo"), a federally-chartered savings bank (the "Agreement").


                                   WITNESSETH


         WHEREAS, RGFC, Premier and Fajardo have entered into an Agreement of Merger dated as of the date hereof (the "Merger Agreement"), which is being executed simultaneously with the execution of this Agreement; and

         WHEREAS, RGFC has requested the execution of this Agreement by Fajardo in order to increase the likelihood that the transactions contemplated by the Merger Agreement will be consummated in accordance with its terms and as a condition to RGFC's and Premier's obligation to complete the transactions contemplated by the Merger Agreement and, in consideration for such obligation, Fajardo has agreed to issue to RGFC an option entitling RGFC to purchase shares of its common stock upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises therein and herein contained, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions hereof, Fajardo irrevocably grants to RGFC the option ("Option") to purchase at one time or from time to time an aggregate of 52,116 shares of common stock, $1.00 par value per share, of Fajardo ("Common Stock") at a price per share equal to $16.54 ($3,450,000 divided by 208,549 number of shares of Fajardo Common Stock outstanding on a pro forma basis) (the price per share is referred to below as the "Purchase Price" and the price when used with respect to a number of shares is referred to below as the "aggregate Purchase Price" for such shares). As used in this Agreement, the term "Shares" means the shares of Common Stock subject to the Option.

         2.      Exercise of Option.

         (a) Subject to the terms and conditions hereof, RGFC may exercise the Option, in whole at any time or in part from time to time, to the extent not previously exercised, upon the occurrence of a Purchase Event (as defined below) so long as the Purchase Event occurs prior to the Termination Date (as defined below). The Termination Date shall be the first to occur of the following: (i) the effective time of the merger of Fajardo with and into Premier pursuant to the Merger Agreement, (ii) 18 months following the first occurrence of a Purchase Event (as defined below), (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event or (iv) 12 months after the termination of the Merger Agreement by RGFC as a result of a willful breach of any representation, warranty, covenant or agreement of Fajardo.

         (b) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                 (i) Fajardo, without having received RGFC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder) other than RGFC or any affiliate of RGFC (including Premier) (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933 (the "Securities Act")) or the Board of Directors of Fajardo shall have recommended that the shareholders of Fajardo approve or accept any Acquisition Transaction with any person other than RGFC or any affiliate of RGFC. For purposes of this Agreement, "Acquisition Transaction" shall mean
         (x) a merger or consolidation, or any similar transaction, involving Fajardo, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Fajardo or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Fajardo;

                 (ii) Any person (other than RGFC or any affiliate of RGFC), other than in connection with a transaction to which RGFC has given its prior written consent, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and subsequent to such acquisition, Fajardo shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle RGFC to terminate the Merger Agreement or the holders of the Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the Board of Directors of Fajardo shall have withdrawn or modified in a manner adverse to RGFC the recommendation of the Board of Directors of Fajardo with respect to the Merger Agreement;

                 (iii) Any person other than RGFC or any affiliate of RGFC, other than in connection with a transaction to which RGFC has given its prior written consent, shall have made a bona fide proposal to Fajardo or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than RGFC or any affiliate of RGFC shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or shall have filed a registration statement under the Securities Act with respect to an exchange offer, to purchase any shares of Fajardo Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Common Stock);

                 (iv) After a bona fide proposal is made by any person other than RGFC or any affiliate of RGFC to Fajardo or its shareholders to engage in an Acquisition Transaction, Fajardo shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle RGFC to terminate the Merger Agreement or the holders of the Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the Board of Directors of Fajardo shall have withdrawn or modified in a manner adverse to RGFC the recommendation of the Board of Directors of Fajardo with respect to the Merger Agreement; or

                 (v) Any person other than RGFC or any affiliate of RGFC, other than in connection with a transaction to which RGFC has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Office of Thrift Supervision (the "OTS") or other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction.

         (c) Fajardo shall promptly give written notice to RGFC of the occurrence of a Purchase Event known to Fajardo; however, the giving of such notice by Fajardo shall not be a condition to the right of RGFC to exercise the Option. If more than one transaction or event giving rise to a Purchase Event is undertaken or effected, then all such transactions shall give rise to only one Purchase Event, as applicable, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions or events are abandoned.

         (d) Notwithstanding anything to the contrary contained in this Agreement, Fajardo shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for Fajardo to issue the Shares or for RGFC to exercise the Option or prior to the expiration or termination of any waiting period required by law, (ii) in the event that RGFC is in material breach of its covenants or obligations contained in the Merger Agreement or (iii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. If the Option is otherwise exercisable but cannot be exercised prior to termination as specified in Section 2(a) solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall continue and will expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

         3.      Notice of Exercise; Payment and Delivery of Shares.

         (a) In the event that RGFC desires to exercise the Option, RGFC shall send a written notice to Fajardo specifying the total number of Shares it will purchase and a place and date for the closing (the "Closing") of such purchase, which date shall be not later than 15 business days nor earlier than three business days from the date such notice is given (the "Closing Date"). If prior notification to or approval of the FRB or the FDIC or any other regulatory authority is required in connection with such purchase, Fajardo shall cooperate with RGFC in the filing of the required notice of application for approval and the obtaining of such approval and the closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         (b) On each Closing Date, RGFC shall (i) pay to Fajardo, in immediately available funds by wire transfer to a bank account designated by Fajardo, an amount equal to the Purchase Price multiplied by the number of Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Fajardo at the address of Fajardo specified in Section 13(b) hereof. Fajardo shall pay any and all stamp taxes in connection with the issuance and sale of the Shares and in connection with the exercise of the Option, and will save RGFC harmless against any and all liabilities with respect to such taxes.

         (c) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 3(b), (i) Fajardo shall deliver to RGFC (A) a certificate or certificates representing the Shares to be purchased at such Closing, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Common Stock purchasable hereunder, and (ii) RGFC shall deliver to Fajardo a letter agreeing that RGFC shall not offer to sell or otherwise dispose of such Shares in violation of applicable federal and state law or the provisions of this Agreement.

         (d) In addition to any other legend that is required by applicable law, certificates for the Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                 THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF
                 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED AS OF MARCH 10, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT

                 CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST
                 THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if RGFC shall have delivered to Fajardo a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Fajardo and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         4. Representations and Warranties of Fajardo. Fajardo hereby represents and warrants to RGFC as follows:

         (a) Due Authorization. Fajardo has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Fajardo. This Agreement has been duly executed and delivered by Fajardo. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Fajardo with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Fajardo is a party, by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulations applicable to Fajardo or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws or regulations, is required of Fajardo in connection with the execution and delivery by Fajardo of this Agreement or the consummation by Fajardo of the transactions contemplated hereby.

         (b) Authorized Stock. Fajardo has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Common Stock necessary for RGFC to exercise the Option, and Fajardo will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Common Stock to be issued upon due exercise of the Option, including all additional shares of Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Fajardo.

         5. Representations and Warranties of RGFC. RGFC hereby represents and warrants to Fajardo that:

         (a) Due Authorization. RGFC has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of RGFC. This Agreement has been duly executed and delivered by RGFC.

         (b) Purchase Not for Distribution. This Option is not being, and any Shares or other securities acquired by RGFC upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         6.  Adjustment upon Changes in Capitalization, etc.

         (a) In the event of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that RGFC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that RGFC would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to employee stock options or an event described in the first sentence of this Section 6(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with all shares of Common Stock previously issued pursuant hereto, equals 24.99% of the number of shares of Common Stock then issued and outstanding, giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Fajardo shall enter into an agreement: (i) to consolidate with or merge into any person, other than RGFC or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than RGFC or one of its subsidiaries, to merge into Fajardo and Fajardo shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of Fajardo or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged Fajardo; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than RGFC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, RGFC shall receive for each Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Common Stock for which the Option is then exercisable).

         7.      Registration of the Shares.

         (a) If RGFC requests Fajardo in writing to register under the Securities Act or any other applicable securities registration requirements Shares which have been purchased by RGFC hereunder, Fajardo will use its best efforts to cause the Shares so specified in such request to be registered as soon as practicable so as to permit the sale or other distribution by RGFC of such Shares (and to keep such registration in effect for a period of at least 180 days) and in connection therewith shall prepare and file as promptly as reasonably possible (but in no event later than 45 days from receipt of RGFC's request) a registration statement under the Securities Act to effect such registration on an appropriate form, which would permit the sale of the Shares by RGFC in the manner specified by RGFC in its request. In connection with such registration, Fajardo shall use its best efforts to cause to be delivered to RGFC (and any other holder whose Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as RGFC (or any such other holder) shall reasonably request and are customarily rendered in connection with the registration of securities under the Securities Act. RGFC shall provide all information reasonably requested by Fajardo for inclusion in any documents to be prepared hereunder. All expenses incurred by Fajardo in complying with the provisions of this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Fajardo and blue sky fees and expenses shall be paid by Fajardo. Underwriting discounts and commissions to brokers and dealers relating to the Shares, fees and disbursements of counsel to RGFC and any other expenses incurred by RGFC in connection with such registration shall be borne by RGFC. Fajardo shall not be obligated to make effective more than two registration statements pursuant to this Section 7(a).

         (b) Fajardo shall notify RGFC in writing not less than ten business days prior to filing a registration statement under the Securities Act with respect to any Common Stock of Fajardo's intention so to file. If RGFC wishes to have any portion of its Shares purchased hereunder included in such registration statement, it shall advise Fajardo in writing to that effect within five business days following receipt of such notice from Fajardo pursuant to the preceding sentence, and Fajardo will thereupon include the number of shares indicated by RGFC under such registration statement, provided, however, that if the managing underwriter determines and advises Fajardo and RGFC in writing that the inclusion in the registration statement of the number of shares indicated by RGFC would interfere with the successful marketing of the Common Stock proposed to be registered and sold by Fajardo, then the number of shares indicated by RGFC to be included in the underwriting shall be reduced or eliminated pro rata among all holders of shares of Common Stock requesting such registration, and further provided, however, that nothing herein shall prevent Fajardo from, at any time, abandoning or delaying any registration.

         (c) The rights provided under this Section 7 shall expire upon the third annual anniversary of the first acquisition of Shares by RGFC hereunder.

         8.      Indemnification.

         (a) In connection with any registration under the provisions of Section 8 hereof, Fajardo shall indemnify and hold harmless RGFC and any underwriter (as defined in the Securities Act) for RGFC and each person who controls RGFC or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which RGFC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Fajardo will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue or alleged untrue statement or omission so made in conformity with information furnished by RGFC such underwriter or such controlling persons in writing specifically for use in the preparation thereof.

         (b) RGFC will indemnify and hold harmless Fajardo, any underwriter for Fajardo and each person who controls Fajardo or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Fajardo or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue or allegedly untrue statement or omission was so made in conformity with information furnished by RGFC in writing specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of Section 8(a) or (b), promptly notify the indemnifying party of the commencement thereof; except to the extent of any actual prejudice to the indemnifying party, the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative fault, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         9. Quotation. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, Fajardo, upon the request of RGFC after the occurrence of a Purchase Event, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Common Stock or other securities to be acquired upon exercise of the Option on such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         10. Division of Option. Upon the occurrence of and following a Purchase Event, this Agreement (and the Option granted hereby) shall be exchangeable, without expense, at the option of RGFC, upon presentation and surrender of this Agreement at the principal office of Fajardo, for other agreements providing for options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Fajardo of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Fajardo will execute and deliver a new agreement of like tenor and date.

         11. Further Assurances. Fajardo agrees to execute and deliver such documents and instruments and take such further actions as may be necessary or appropriate or as RGFC may reasonably request in order to ensure that RGFC receives the full benefits of this Agreement (including, without limitation, the prompt filing of any required notice or application for approval with any applicable federal or state regulatory agency and the expeditious processing of the same). Prior to the Termination Date, Fajardo will refrain from taking any action which would have the effect of preventing or interfering with the delivery by Fajardo of the Shares (or other securities deliverable pursuant to Section 6 hereof) to RGFC upon any exercise of the Option or from otherwise performing its obligations under this Agreement.

         12. Remedies. The parties agree that RGFC would be irreparably damaged if for any reason Fajardo failed to issue any of the Shares (or other securities deliverable pursuant to Section 6 hereof) upon exercise of the Option or to perform any of its other obligations under this Agreement, and that RGFC would not have an adequate remedy at law in such event. Accordingly, RGFC shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Fajardo. This provision is without prejudice to any other rights that RGFC may have against Fajardo for any failure to perform its obligations under this Agreement.

         13.     Miscellaneous.

         (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telecopy or telex addressed as follows:

                 (i)      If to RGFC, to:
                          R&G Financial Corporation
                          R&G Plaza
                          280 Jesus T. Pinero Avenue
                          Hato Rey, San Juan, Puerto Rico 00918
                          ATTN:     Victor J. Galan
                                    President and Chief Executive Officer

                          Copy to:

                          Elias, Matz, Tiernan & Herrick L.L.P.
                          734 15th Street, N.W.
                          Washington, DC 20005
                          ATTN:     Norman B. Antin, Esq.


                          (ii)      If to Fajardo, to:

                          Fajardo Federal Savings Bank
                          Celis Aquilera #161
                          Fajardo, Puerto Rico 00648
                          ATTN:     Jose E. Soler
                                    Chairman of the Board

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         (c) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         If for any reason any court or regulatory agency determines that the Option will not permit the holder to acquire the full number of Shares, it is the express intention of Fajardo to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof, and any such delivery or deliveries of Shares by Fajardo shall be in full satisfaction of Fajardo' obligation to deliver Shares hereunder.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico without giving effect to the principles of conflicts of laws thereof.

         (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         (g) Assignment. RGFC may assign this Agreement to any wholly owned subsidiary of RGFC. RGFC may not, without the prior written consent of Fajardo, assign this Agreement to any other person in whole or in part, provided that upon the occurrence of and following a

Purchase Event, RGFC may sell, transfer, assign or otherwise dispose of its rights and obligations hereunder in whole or in part without such consent. In the case of any permitted sale, transfer, assignment or disposition in part of this Option, Fajardo shall do all things necessary to facilitate the same and the person to whom this Option is sold, transferred assigned or disposed of shall agree in writing to the terms and conditions hereof. This Agreement shall not be assignable by Fajardo except by operation of law. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of RGFC pursuant to Section 13(g) hereof) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

         14. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                           R&G FINANCIAL CORPORATION


Attest:



/s/ Ramon Prats                        By: /s/ Victor J. Galan
---------------                            -------------------
Ramon Prats                                Victor J. Galan
Vice Chairman of the Board                 President and Chief Executive Officer


                                           FAJARDO FEDERAL SAVINGS BANK

Attest:



/s/ Rene A. Lavergne                   By: /s/ Jose E. Soler
--------------------                       -----------------
Rene A. Lavergne                           Jose E. Soler
President                                  Chairman of the Board

                                                                       EXHIBIT C


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of March 9, 1998, by and among R&G Financial Corporation ("RGFC"), a Puerto Rico corporation, and certain stockholders of Fajardo ("Fajardo"), a federally-chartered savings bank, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, RGFC, R-G Premier Bank of Puerto Rico, a Puerto Rico-chartered commercial bank and a wholly-owned subsidiary of RGFC ("Premier"), and Fajardo have entered into an Agreement of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of Fajardo with and into Premier (the "Merger"); and

         WHEREAS, in order to induce RGFC to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his capacity as a stockholder of Fajardo.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Acquiror Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of Fajardo, $1.00 par value per share ("Fajardo Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of Fajardo's stockholders called for the purpose, vote, or cause to be voted, all shares of Fajardo Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which Fajardo is to be acquired by or merged with, or pursuant to which Fajardo proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than to RGFC or any affiliate thereof);

         (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of Fajardo's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Fajardo Common Stock;

         (c) such Stockholder shall not in his capacity as a stockholder of Fajardo directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than RGFC or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Fajardo (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of Fajardo); and

         (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that Fajardo's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Fajardo Common Stock, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Fajardo Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of Fajardo's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of RGFC and that any acquiror of such Fajardo Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to Fajardo and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at Fajardo in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the Commonwealth of Puerto Rico without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, RGFC by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                                     R&G FINANCIAL CORPORATION


                                              By:    /s/ Victor J. Galan
                                                     -------------------
                                                     Name:  Victor J. Galan
                                                     Title: President and
                                                     Chief Executive Officer


                                                     FAJARDO STOCKHOLDERS:


                                                     /s/ Jose E. Soler
                                                     -----------------
                                                     Jose E. Soler

                                                     /s/ Juan R. Zalduondo
                                                     ---------------------
                                                     Juan R. Zalduondo

                                                     /s/ Cesar Montilla, Jr.
                                                     -----------------------
                                                     Cesar Montilla, Jr.

                                                     /s/ Rudolph Kauffman
                                                     --------------------
                                                     Rudolph Kauffman

                                                     /s/ Louis Negron
                                                     ----------------
                                                     Louis Negron

                                                     /s/ Francisco Ferraiouli
                                                     ------------------------
                                                     Francisco Ferraiouli

                                                     /s/ Pedro Feliciano
                                                     -------------------
                                                     Pedro Feliciano

                                                     /s/ Rene Lavergne
                                                     -----------------
                                                     Rene Lavergne

                                   SCHEDULE I

                                                          Number of Shares of
                                                          Fajardo Common Stock
Name of Stockholder                                        Beneficially Owned
-------------------                                        ------------------

Jose E. Soler                                                     16,401
Juan R. Zalduondo                                              52,084(1)
Cesar Montilla, Jr.                                                  656
Rudolph Kauffman                                                     100
Louis Negron                                                         378
Francisco Ferraiouli                                             11,206(2)
Pedro Feliciano                                                  14,951(3)
Rene Lavergne                                                        100

-----------------

(1) Includes 3,400 shares, 2,100 shares, 1,352 shares and 612 shares owned respectively by Bereira, Inc., the Juan B. Zalduondo Profit Sharing Plan, Juan R. Zalduondo Grier and Parsital, Inc.

(2) Includes 2,830 shares, 2,223 shares and 878 shares owned respectively by Solemar, S.E., Contech de Puerto Rico and Intertrade Caribe.

(3)      Includes 11,428 shares owned by Camepe, Inc.

                                                                       EXHIBIT D

                                                  March 10, 1998

R & G Financial Corporation
R & G Plaza
280 Jesus T. Pinero Avenue
Hato Rey, San Juan, Puerto Rico  00918

Ladies and Gentlemen:

         Pursuant to Section 5.11 of the Agreement of Merger, dated as of March 10, 1998 (the "Agreement"), among R & G Financial Corporation ("RGFC"), R-G Premier Bank of Puerto Rico ("Premier") and Fajardo Federal Savings Bank ("Fajardo"), I hereby agree that I will comply with paragraph (d) of Rule 145 under the Securities Act of 1933, as amended ("1993 Act"), and will not sell, transfer or otherwise dispose of any shares of RGFC Class B Shares received by me in exchange for shares of Fajardo Common Stock pursuant to the Merger (as defined in the Agreement), except (i) if such shares of RGFC Common Stock are registered for resale pursuant to the provisions of the 1933 Act, (ii) in compliance with the volume and other limitations of Rule 144 or (iii) upon my receipt of an opinion of counsel, acceptable to RGFC, that the proposed disposition will not violate paragraph (d) of Rule 145.

         The transfer agent of RGFC shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of RGFC Class B Shares, unless the transfer has been effected in compliance with the terms of this letter agreement. In addition, the certificates evidencing shares of RGFC Class B Shares acquired by me in exchange for Fajardo Common Stock pursuant to the Merger shall bear a legend noting the restrictions on transfer set forth in this letter agreement. I understand that the legend set forth on the shares of RGFC Class B Shares received by me shall be removed as well as the related stop transfer instructions when such restrictions are no longer applicable to such shares. To the extent I believe necessary, I have discussed this letter and any applicable limitations upon the sale or other disposition of my shares with either my counsel or counsel for Fajardo.

                                                               Very truly yours,


                                                               _________________
                                                               Name:
Agreed and accepted this
10th day of March 1998



By:  ___________________
     Name:
     Title:

                                       D-1